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Exhibit 5.22

CONSENT OF P. SIMARD

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) the mineral reserve estimates for the Doyon Gold Mine in Québec, Canada; (2) the mineral resource estimates for the Grand Duc Property; and (3) the annual information form of the Company dated March 28, 2008, which includes reference to the undersigned's name in connection with information relating to the Doyon Gold Mine and the Grand Duc Property and the properties described therein, and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ PATRICE SIMARD Name: Patrice Simard Title: Chief of the Geology Department Company

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  Exhibit 5.22
CONSENT OF P. SIMARD